UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Scott’s Liquid Gold-Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held June 1, 2021

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 10:00 a.m., Mountain Time, on June 1, 2021 at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111 for the purpose of considering and acting on the following:

1.	elect six directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;
2.	approve, on an advisory basis, named executive officer compensation; and
3.	transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

Our Board of Directors has fixed the close of business on March 31, 2021, as the record date for determining our shareholders entitled to notice of, and to vote at, our Annual Meeting. Only shareholders of record on the March 31, 2021 record date are entitled to notice of, and to vote at, our Annual Meeting and any adjournments or postponements thereof. If you plan to attend the Annual Meeting in person, you must pre-register in advance. This will allow us to arrange the meeting space in a manner consistent with applicable social distancing guidelines. To pre-register, please follow the instructions on page 19 in the accompanying Proxy Statement.

Your vote is important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting by Internet or telephone by following the instructions provided on the enclosed proxy card.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on June 1, 2021 or any adjournment or postponement thereof: The Proxy Statement for the Annual Meeting, the form of proxy card and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at the Company’s website at www.slginc.com under the “Investor Relations” tab.

As a precaution due to the outbreak of Coronavirus Disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be conducted through remote communication. If we decide to change the meeting format, we will provide details about how to participate in a current report on Form 8-K.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kevin A. Paprzycki

Corporate Secretary

Denver, Colorado

April 30, 2021

THE FORM OF PROXY CARD IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 1, 2021

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Mountain Time, on June 1, 2021 at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, or any adjournment(s) or postponement(s) thereof. This Proxy Statement and the accompanying form of proxy card are first being mailed or given to the shareholders of the Company on or about April 30, 2021.

If you plan to attend the Annual Meeting in person, you must pre-register in advance. This will allow us to arrange the meeting space in a manner consistent with applicable social distancing guidelines. To pre-register, please follow the instructions on page 19 below.

As a precaution due to the outbreak of Coronavirus Disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be conducted through remote communication. If we decide to change the meeting format, we will provide details about how to participate in a current report on Form 8-K.

Any shareholder signing and mailing the enclosed proxy card may revoke it at any time before it is voted by giving written notice of the revocation addressed to the Company’s Corporate Secretary, Scott’s Liquid Gold-Inc., 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, delivering a later executed proxy card before the meeting or voting in person at the meeting. If you would like to obtain directions to be able to attend the Annual Meeting and vote in person, you should contact the Company’s Corporate Secretary by telephone at (303) 373-4860.

All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock (“Common Stock”). Each share of the Company’s Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 31, 2021, the record date for shareholders entitled to vote at the meeting, the Company had 12,461,963 shares of its Common Stock issued and outstanding.

When a quorum is present, in the election of directors, those six nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent the failure to vote for an individual nominee results in another nominee receiving a larger number of votes in a contested election. With respect to any other matter, unless a greater number of votes are required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for such other matters, if any, so long as a quorum is present.

Neither Colorado law nor the Company’s Restated Articles of Incorporation or Amended and Restated Bylaws (“Bylaws”) entitle shareholders to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board proposes that Leah S. Bailey, Rimmy Malhotra, Kevin A. Paprzycki, Philip A. Neri, Tisha Pedrazzini, and Daniel J. Roller be elected as directors of the Company, to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Our Board has fixed the number of directors on our Board at six, in accordance with the provisions of the Company’s Bylaws.

Unless contrary instructions are given, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees for director named above. If, at the time of the meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote will vote for such substitute nominee or nominees, if any, as they determine in their discretion.

Our Board unanimously recommends using the enclosed proxy card to vote “FOR” each of the Board’s six nominees.

If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age	Director Since	Positions Held

Kevin A. Paprzycki (Chief Financial Officer, Treasurer and Corporate Secretary; Principal Financial Officer and Chief Accounting Officer)	50	2019

Mr. Paprzycki has been employed by the Company as Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer and Chief Accounting Officer) since June 2018 and began serving as interim co-President in April 2021. Prior to joining the Company, Mr. Paprzycki was employed by Westmoreland Coal Company and its subsidiary, Westmoreland Resource Partners, LP, where he served as Chief Executive Officer from December 2015 to November 2017 and as Westmoreland Coal Company’s Chief Financial Officer from May 2006 to December 2015 and Westmoreland Resource Partners’ Chief Financial Officer from December 2014 to July 2015. Mr. Paprzycki was also a member of each company’s board of directors. Subsequent to his employment with the Westmoreland entities, on October 9, 2018, both Westmoreland entities filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code.

Mr. Paprzycki brings to the Board extensive experience in financial matters, strategic planning and corporate transactions.

Leah S. Bailey	65	2017

Ms. Bailey is currently a consultant, utilizing her 30+ year career in consumer-packaged goods to advise companies in strategy, marketing, and operations. Most recently she was the Chief Executive Officer of Fluresh LLC, a marijuana grower, processor and provisioning center in Michigan. She has been a director of Tikun Olam Global, a private company, since September 2020 and from 2014 to 2019, she served on the board of Frontier Co‑op. From 2015 through 2017 she was President, Global Beauty of Helen of Troy Limited, a global consumer products company with a portfolio of brands in the beauty, household and health and home categories. Prior to joining Helen of Troy Limited, she was President and Chief Executive Officer of Paris Presents, Inc., a provider of mass market consumer beauty products, including cosmetic and bath accessories and bath and body liquid products.

Ms. Bailey brings to the Board extensive sales and marketing, consumer products, business development and strategic planning experience.

Rimmy Malhotra	46	2021

Mr. Malhotra is the Founder, President, and Chief Investment Officer of Nicoya Capital Management, LLC, an investment partnership focused on small capitalization companies whose partners include family offices, entrepreneurs, and high net-worth individuals.  He currently serves as a Director and Vice Chairman of HireQuest Inc. (Nasdaq: HQI), an asset light staffing franchisor, and as a Director of Optex Systems (OTC: OPXS), an optical systems manufacturer.  He is the Chair of Optex Systems’ Compensation Committee and sits on its Audit Committee. He holds an M.B.A. from the Wharton School in Finance, an M.A. in International Affairs from the University of Pennsylvania where he is a Lauder Fellow, and a B.S. & B.A. in Computer Science and Economics from Johns Hopkins University.

Mr. Malhotra brings to the board extensive corporate governance and public company director experience and qualifies as a financial expert.

Philip A. Neri	64	2011

Mr. Neri began his independent consulting business, P. Neri Advisory Group, LLC in 2016 and is also Managing Partner/Strategic Relationships for Blue Dot Seats, a company recently formed to compete with companies like TicketMaster. Prior to forming his own consulting firm, Mr. Neri was Senior Vice President for the Bob Bondurant School of High-Performance Driving, where he managed the company’s operations including the sales and marketing efforts. Before Bondurant, Mr. Neri was Vice President of Sales and Marketing at Barrett-Jackson, where he managed the company’s sponsorship and business development programs, as well as its marketing, licensing and merchandising endeavors. Mr. Neri was with Barrett-Jackson from 2006 through 2014, serving as Director of Sponsorships and Business Development prior to his promotion to Vice President. Before joining Barrett-Jackson, Mr. Neri was Senior Vice President of Marketing and Sales at Home Fragrance Holdings, where his guidance and innovation led to the revitalization of the company’s sales and marketing program. Prior to joining Home Fragrance Holdings, Mr. Neri was Senior Vice President of Sales for the Dial Corporation with responsibility for all Dial Corporation products targeting grocery, drug, military and convenience stores distribution channels throughout the United States. Mr. Neri was with the Dial Corporation for 18 years and held numerous sales and management positions throughout the company prior to his promotion to Senior Vice President.

Mr. Neri brings to the Board extensive sales and marketing, business development and strategic planning experience.

Tisha Pedrazzini	45	2021

Ms. Pedrazzini began serving as interim co-President of the Company in April 2021.  Ms. Pedrazzini is the Founder and Chief Innovation Officer of TSP Marketing Transformation, LLC, a consulting firm that advises clients on brand transformation, innovative growth, and organization optimization.  Prior to founding TSP, Ms. Pedrazzini was President at The Integer Group/TBWA, where she oversaw all aspects of building and growing the agency.  She led a team of over 400 agency partners across five offices, working with sales and marketing leadership teams across many Fortune 500 clients to deliver advertising, big idea development, go-to-market strategies, and digital, eCommerce, DTC, social media, and consumer insights for existing and emerging brands. She holds a B.S. in Marketing and Biology from the University of Colorado.

Ms. Pedrazzini brings to the Board extensive sales and marketing, brand development and strategic planning experience.

Daniel J. Roller	40	2021

Mr. Roller is the Founder, President, and Chief Investment Officer of Maran Capital Management, LLC, a Denver-based investment firm he founded in 2015. Maran Capital is focused on making concentrated, fundamentally driven, long-term oriented, private equity-style investments in publicly traded small capitalization companies. Mr. Roller has 18 years of investment research and management experience and has advised numerous public and private companies on topics such as M&A, capital allocation, corporate governance, and strategy. Mr. Roller holds a B.S.E. in Electrical Engineering and Computer Science from Duke University.

Mr. Roller brings to the board extensive experience in finance and investment management.

All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board are shown below under “Directors’ Meetings and Committees.”

There are no family relationships among the executive officers or directors of the Company. Mr. Malhotra, Ms. Pedrazzini and Mr. Roller were nominated as directors, and Mr. Roller will receive reimbursement of certain legal fees, pursuant to an agreement between the Company and Maran Capital Management, which holds approximately 13% of the Company’s outstanding common stock. Other than the agreement with Maran Capital Management, there are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.  Mark Goldstein, the Company’s former chief executive officer, agreed in his separation agreement with the Company to vote his shares at the Annual Meeting as recommended by the Company.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these six nominees for director. Because director nominees must receive a plurality of the votes cast at the Annual Meeting, a vote withheld from a particular nominee or from all nominees, abstentions, or broker non-votes will have no impact in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THESE SIX DIRECTOR NOMINEES

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any particular component of any compensation package, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are asking our shareholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement under the heading entitled “Executive Compensation.”

The Company’s compensation packages for its executive officers are designed to enable the Company to recruit, retain and motivate its officers, to synchronize executive compensation with the Company’s performance, to motivate executive officers to achieve the Company’s business objectives, to provide performance incentives and minimize undue risk to the Company. The Board believes that the Company’s approach to compensating its executive officers, as described in this Proxy Statement, effectively accomplishes these objectives.

Vote Required

The say-on-pay proposal is advisory and non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. Although the say-on-pay vote is non-binding, the Board will review and consider the voting results when making future executive compensation decisions. Our executive compensation will be approved, on an advisory basis, if the votes cast by shareholders in favor of advisory approval exceed those votes cast in opposition of advisory approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE EXECUTIVE COMPENSATION

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board’s role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the primary risks of the Company’s business, and the implementation by management of appropriate systems to address such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors. When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.

Although the Company is not listed on NASDAQ or any other exchange, the Board has elected to apply NASDAQ’s independence standards to the Board.

All members of the Board, other than Mr. Paprzycki and Ms. Pedrazzini, who are executive officers of the Company, are independent.  Mr. Roller, who is an independent director, serves as Chairperson of the Board.  Because Mr. Roller is independent, the Company will no longer have a lead independent director position.

EXECUTIVE OFFICERS

The Company has three executive officers, Mr. Paprzycki, Ms. Pedrazzini and Mr. Hyman. Biographical information regarding Mr. Paprzycki and Ms. Pedrazzini is stated above under “Proposal 1 - Election of Directors.” Biographical information concerning Mr. Hyman is as follows:

Michael B. Hyman, 63, has been employed by the Company as Senior Vice President of Sales since 2013. Prior to joining the Company, Mr. Hyman served as an independent sales and marketing consultant from August 2012 through December 2012, Vice President of Sales OOK Division for the Hillman Group from December 2011 through July 2012, and Vice President of Sales for Impex Systems Group from August 2007 through December 2011.

During 2020, Mr. Goldstein served as Chief Executive Officer, but retired effective April 26, 2021.

The executive officers of the Company are approved annually and serve as determined by the Board.

DIRECTORS’ MEETINGS AND COMMITTEES

During the year ended December 31, 2020, the Board had four regular meetings and one special meeting, five Audit Committee meetings, and five Compensation Committee meetings. No member of the Board attended fewer than 75% of the meetings of the Board or of committees for which such member served during the year ended December 31, 2020. The independent members of the Board met without management present at least once each quarter and the lead independent director served as chair for such meetings.  In the future, the Board Chairperson will serve as the chairperson for such meetings.

Audit Committee

The Audit Committee’s primary responsibilities include appointing the independent auditor for the Company, pre-approving all audit and non-audit services, overseeing the implementation of new accounting standards, approving related party transactions and assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee consists of three directors, Mr. Malhotra (Chairperson), Mr. Roller and Mr. Neri, each of whom is independent. During 2020, the members of the Audit Committee were Mr. Laber (Chairperson), Ms. Bailey, Mr. Neri and Mr. Summers, until his resignation from the Board on May 14, 2020. Effective January 7, 2021, Mr. Malhotra joined the Audit Committee and, effective as of the Annual Meeting, Mr. Laber will no longer serve on the Audit Committee. Mr. Malhotra has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the Securities and Exchange Commission (the “SEC”).

Compensation Committee

The primary responsibilities of the Compensation Committee include, without limitation, overseeing the development of a compensation philosophy for the Company, reviewing the compensation packages for executive officers and engaging and overseeing compensation consultants and advisers. The Compensation Committee may not delegate its authority. The Compensation Committee also determines the fees paid to the non-employee directors, with input from the Company’s executive officers. The Compensation Committee consists of three directors, Ms. Bailey (Chairperson), Mr. Malhotra and Mr. Roller, each of whom is independent. During 2020, the Compensation Committee consisted of three directors, Mr. Neri (Chairperson), Ms. Bailey, and Mr. Laber, each of whom is independent. Effective January 7, 2021, Mr. Malhotra joined the Compensation Committee and, effective as of the Annual Meeting, Mr. Laber will no longer serve on the Compensation Committee.

Governance and Nominating Committee

The primary responsibilities of the Governance and Nominating Committee (the “GNC”) include, without limitation, determining the appropriate composition of the Board, developing criteria for director nominees, assisting with identifying, interviewing, and recruiting director candidates, reviewing and considering shareholder recommended candidates, annually presenting to the Board a list of nominees for election to the Board, conducting

Board and committee evaluations and reviewing the Company’s overall governance structure and charter documents. The GNC may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. The GNC met for the first time on March 3, 2021 and currently consists of three directors, Mr. Neri (Chairperson), Mr. Malhotra and Mr. Roller, each of whom is independent.

In considering an incumbent director whose term of office is to expire, the GNC reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The GNC is authorized to engage a professional search firm to locate potential director nominees but has not done so.

The GNC seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly experience relevant to consumer products, personal integrity, diverse backgrounds and who meet such other criteria as may be determined by the GNC. While the Company and the GNC value a diversity of viewpoints and backgrounds, the GNC does not have a formal policy regarding the consideration of diversity in identifying director nominees.

The GNC will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date set forth in the Company’s Bylaws and the rules of the SEC then in effect. See “Shareholder Proposals and Director Nominations” below.

Committee Charters

Each of the committees described above (Audit Committee, Compensation Committee and GNC) operates under a written charter adopted by the Board, a copy of which is available at the Company’s website at www.slginc.com under the “Investor Relations” tab; provided that the Company does not incorporate by reference herein information presented at such website.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. All directors who were then serving attended the Company’s most recent annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board values open dialogue with shareholders and encourages shareholder participation at the Company’s annual meeting each year. The Board believes that, in appropriate cases, Board-level participation in individual or group meetings with shareholders on matters of significance can be an effective means of promoting mutual understanding and enabling the Board to be informed as to shareholder perspectives.

Shareholders who wish to meet with Board members should send a request to the attention of the Audit Committee Chair of the Company at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111. Any shareholder request should:

•	explain whether the person(s) making the request is (are) a shareholder or a representative of shareholders and the level of shareholdings held or represented;
•	identify the persons wishing to attend the meeting;
•	provide a description of the topics proposed to be discussed; and
•	describe any intention or arrangements for communicating the nature and results of the meeting to other persons or groups.

The Board has the right to decline requests for any meetings requested by shareholders for any reason it deems appropriate, including where the proposed topics are not appropriate and in order to limit the number of such meeting requests to a reasonable level and prioritize acceptances based on the interests of all shareholders. The full text of the Company’s Shareholder Engagement Policy is available at the Company’s website at www.slginc.com under the “Investor Relations” tab; provided that the Company does not incorporate by reference herein information presented at such website.

CODE OF BUSINESS CONDUCT AND ETHICS POLICY

The Company has a Code of Business Conduct and Ethics Policy (“Code of Conduct”) that reflects long-standing positions of the Company and contains additional provisions that address the Company’s expectations relating to ethical business conduct. The Code of Conduct applies to all employees, including executive officers, and to directors. The Code of Conduct concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, trading restrictions imposed on persons who are aware of material non-public information, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A copy of the Code of Conduct may be obtained free of charge at the Company’s website at www.slginc.com; provided that the Company does not incorporate by reference herein information presented at such website.

HEDGING POLICY

The Company’s directors and officers are prohibited from engaging in short sales of Company securities, trading in derivatives of Company securities (such as “put” or “call” options), holding Company securities in a margin account, pledging Company securities as collateral for a loan, or entering into hedging or monetization transactions or similar arrangements with respect to Company securities.

DELINQUENT SECTION 16(a) REPORTS

A Form 3 reporting that Tisha Pedrazzini joined the board of directors was filed late, due to delays in obtaining a filer ID required to file such report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 28, 2021 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than five percent of our Common Stock, (ii) each director, (iii) each executive officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and executive officers as a group. As of April 28, 2021 we had 12,617,924 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Mark E. Goldstein	2,838,772	(2)(3)	22.5%
IsZo Capital Brian Sheehy 415 Madison Avenue, 15th Floor New York, New York 10017	950,197	(4)	7.5%
Summers Value Fund LP Andrew J. Summers 299 Milwaukee St., Suite 326 Denver, Colorado 80206	746,064	(5)	5.9%
Maran Capital Management, LLC Daniel J. Roller 1409 Columbine Street Denver, Colorado 80206	1,620,070	(6)	12.8%
Abacab Fund L.P. Ronald Weinstock 330 W. 38th Street, Suite 1407 New York, New York 10018	626,304	(7)	5.0%
Michael B. Hyman	113,512	(8)	*
Gerald J. Laber	230,233	(8)	1.8%
Philip A. Neri	156,233	(8)	1.2%
Leah S. Bailey	60,209	(8)	*
Kevin A. Paprzycki	53,744	(8)	*
Andrew J. Summers
All Directors and executive officers as a group (six persons)	2,234,001	(8)	17.7%

*	Less than 1%.

(1)	Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.
(2)

According to information available or provided to the Company. Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 100% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 86,670 shares held by Mr. Goldstein’s three adult children. Also includes 278,032 shares held jointly by Mr. Goldstein and his spouse, but does not include 26,390 shares of the Company’s Common Stock owned by Mr. Goldstein’s spouse, as to which Mr. Goldstein disclaims any beneficial ownership.

(3)	Does not include 140,960 shares held by the Company’s Employee Stock Ownership Plan attributable to Mr. Goldstein’s vested interest in the plan as of December 31, 2020.
(4)

As reported on Schedule 13G/A filed with the SEC on February 14, 2020 by IsZo Capital LP (“IsZo Fund”). IsZo Capital GP LLC (“IsZo GP”) is the general partner of IsZo Fund. IsZo Capital Management LP (“ICM”) is the investment manager of IsZo Fund. Brian L. Sheehy is the managing member of IsZo GP and the President of the general partner of ICM.

(5)

As reported on Schedule 13D/A filed with the SEC on January 31, 2019 by Summers Value Fund LP (“Summers Value Fund”). Summers Value Partners GP LLC (“SVP GP) is the general partner of Summers Value Fund. Summers Value Partners LLC (“SVP”) is the investment manager of the Fund. Andrew Summers is the managing member of SVP GP and SVP.

(6)

As reported on Schedule 13D/A filed with the SEC on January 7, 2021 by (i) Maran Partners Fund, LP, a Delaware limited partnership (“MPF”), (ii) Maran Capital Management, LLC, a Delaware limited liability company (“MCM”), (iii) Maran Partners GP, LLC, a Delaware limited liability company (“MPGP”), and (iv) Daniel J. Roller (“Mr. Roller”). Mr. Roller is the managing member of MCM and the managing member of MPGP, which is the general partner of MPF.

(7)	As reported on Schedule 13G/A filed with the SEC on December 22, 2017, by Abacab Fund L.P., Abacab Capital Management, Bradley Zarlin and Ronald Weinstock.
(8)

For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable currently or within 60 days of March 31, 2021: 21,875 for Mr. Goldstein; 36,461 for Mr. Paprzycki; 68,233 for Mr. Hyman; 51,899 for Mr. Laber; 51,899 for Mr. Neri; 51,875 for Ms. Bailey; and 282,242 for directors and executive officers as a group.

EXECUTIVE COMPENSATION

The Company’s compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented group of people who contribute to the Company’s success. The packages are also intended to synchronize executive compensation with the Company’s performance, motivate executive officers to achieve the Company’s business objectives, provide performance incentives and minimize undue risk to the Company. In 2019 and 2020, the Company’s Chief Executive Officer provided input regarding compensation packages of the executive officers other than himself.

In determining the executive compensation presented, the Committee considered, among other things, the following matters:

Overview

•	The objectives of the Company’s compensation program;
•	What the compensation program is designed to reward;
•	Each element of compensation;
•	How the Company determines the amount (and, where applicable, the formula) for each element; and
•	How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Specific Factors

•	Services performed and time devoted to the Company by the executive;
•	Amounts paid to executives in comparable companies;
•	The size and complexity of the Company’s business;
•	Successes achieved by the executive;
•	The executive’s abilities;
•	The executive’s tenure;
•	The Company’s financial results;
•	Prevailing economic conditions;

•	Compensation paid to other employees of the Company; and
•	The amount previously paid to the executive.

The Compensation Committee also takes into account the results of the previous say-on-pay proposals, which includes the most recent favorable vote of 68% of the votes cast.

In 2019, the Compensation Committee engaged the Harlon Group to establish a peer group and advise the committee as to compensation matters, including compensation practices of the Company as compared to the peer group.

In 2020, the Compensation Committee engaged Pay Governance to provide a market analysis for purposes of establishing a peer group and providing compensation advice. The report from Pay Governance compared elements of the Company’s compensation for the executive officers to a peer group of 13 publicly traded companies similar in revenue, market cap and industry to the Company. The peer group was developed by Pay Governance and approved by management and the Compensation Committee. The approved peer group companies were: Charles & Colvard, Crown Crafts, Eastside Distilling, Escalade, FitLife Brands, Integrated BioPharma, Jones Soda, Koss, Mannatech, Ocean Bio-Chem, Paradise, Reed’s, and Reliv International. Compared to the peer group companies, target cash compensation (base salary plus target bonus) for the named executive officers is near the upper quartile, in the case of Mr. Hyman, and in the upper quartile, in the case of Mr. Goldstein and Mr. Paprzycki, with base salaries above the peer 75% quartile and target annual incentives between the peer 25% and the peer 50% quartiles. While the target annual incentives are between the 25% and 50% quartiles, no incentives were paid in 2020.

In 2019, the Compensation Committee adopted a performance-based plan pursuant to which Mr. Goldstein, Mr. Paprzycki and Mr. Hyman received restricted stock unit awards that will vest on the third anniversary of the grant date and will result in an award equal to the following number of shares if the Company’s common stock price improves to an average trading price at or above $2.75, $3.50 or $4.25 for 30 consecutive trading days during the term: with respect to Mr. Goldstein, 58,454, 96,588 or 122,255 shares; with respect to Mr. Paprzycki, 38,011, 55,000 or 65,000 shares; and with respect to Mr. Hyman, 28,493, 44,775 or 55,310 shares. In October 2020, the Company awarded RSUs to the same officers, one third of which vested upon issuance and one third of which vest thereafter on each anniversary of issuance until fully vested, in the following amounts: 93,358 to Mr. Goldstein; 51,848 to Mr. Paprzycki; and 30,837 to Mr. Hyman. Any unvested RSU awards held by Mr. Goldstein expire as of his retirement.

The Compensation Committee also adopted a cash based annual incentive plan pursuant to which the named executive officers could achieve cash bonuses based on both individual and Company performance. Because the Company did not achieve profitability for the years ended December 31, 2019 or December 31, 2020, the named executive officers did not receive a cash bonus under the plan. Given the recent changes to the management team and the responsibilities of the members of the management team, the Compensation Committee has not established specific targets for the 2021 annual incentive plan, but will use its discretion to make awards to members of the management team based on individual performance, as well as revenue and net income performance.

The following Summary Compensation Table shows the annual and other compensation of the named executive officers of the Company during the year ended December 31, 2020, for services in all capacities provided to the Company and its subsidiaries for the past two years.

SUMMARY COMPENSATION TABLE

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All Other Compensation	Total
Position	Year	$	$	$	$(1)	$	$	$(2)	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark E. Goldstein	2020	479,238	—	143,771	—	—	—	37,594	660,603
Former Chairman of the Board, President and Chief Executive Officer	2019	473,094	—	68,925	—	—	—	54,481	596,500
Kevin A. Paprzycki	2020	317,575	—	79,846	—	—	—	22,292	419,713
Chief Financial Officer, Interim Co-President, Treasurer, and Corporate Secretary	2019	307,038	—	42,417	—	—	—	33,180	382,635
Michael B. Hyman	2020	237,443	—	47,489	—	—	—	21,572	306,554
Senior Vice President of Sales	2019	233,985	—	32,887	—	—	—	30,160	297,032

(1)

Amounts shown in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair value of stock awards and stock options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For information on the valuation assumptions for the stock options, please refer to Note 1 of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and included with this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the officers in the future.

(2)	Certain details for “All Other Compensation” for 2020 and 2019 are summarized in the table below.

	Mark E. Goldstein		Kevin A. Paprzycki		Michael B. Hyman
	2020	2019	2020	2019	2020	2019
Automobile allowance (1)	$2,550	$10,200	$1,950	$7,800	$1,500	$6,000
Medical plan (2)	19,022	20,100	19,022	20,100	19,022	20,100
Disability and life insurance	8,022	11,451	—	—	—	—
Income tax reimbursement (3)	8,000	12,730	1,320	5,280	1,050	5,280
Total other compensation	$37,594	$54,481	$22,292	$33,180	$21,572	$31,380

(1)	Beginning in April 2020, the Company no longer provides automobile allowances to the named executive officers.
(2)

In addition to group life, health, hospitalization, and medical reimbursement plans which are generally available to all employees, during reported periods the Company had a plan which provided for additional medical coverage of not more than $50,000 per year for each of the Company’s executive officers.

(3)	The Company provides funds needed to pay resulting income taxes to each executive officer for the automobile allowance, disability and life insurance policies, and other compensation.

STOCK PLANS

The Company’s 2015 Equity and Incentive Plan (the “2015 Plan”) includes 2,000,000 authorized common shares and provides for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restrictive stock or restrictive stock units, performance share awards and performance compensation awards. Eligible persons under the 2015 Plan are full-time and part-time employees and non-employee directors. Under the 2015 Plan, stock awards vest upon a change in control in certain circumstances.

Equity Grants in 2020

In October 2020, the Company awarded RSUs to officers and directors, one third of which vested upon issuance and one third of which vest thereafter on each anniversary of issuance until fully vested, in the following amounts: 93,358 to Mr. Goldstein; 51,848 to Mr. Paprzycki; 30,837 to Mr. Hyman; 20,000 to Ms. Bailey; 20,000 to Mr. Laber; and 20,000 to Mr. Neri.

Equity Grants in 2019

During 2019, the Company awarded: 20,000 RSUs to four independent directors, which will vest one-third, ratably, over three years on each anniversary of the grant date; and RSUs to the named executive officers and certain employees, vesting of which is subject to specific market conditions as well as service conditions. The named executive officer and employee RSUs will vest on the third anniversary of the grant date, or November 14, 2022, if the Company’s average stock price for any consecutive 30-day period is at or above $2.75 (Tier 1 - 133,445 shares vest), $3.50 (Tier 2 - 208,643 shares vest), or $4.25 (Tier 3 - 257,078 shares vest) during the three year vesting period.

The following table summarizes information with respect to each person’s outstanding equity awards at December 31, 2020.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020
	Option Awards						Stock Awards
Name (a)	Number of securities underlying unexercised options # Exercisable (b)		Number of securities underlying unexercised options # Unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options # (d)	Option exercise price $ (e)	Option expiration date (f)	Number of shares or units of stock that have not vested # (g)	Market value of shares or units of stock that have not vested $ (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested # (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested $ (j)
Kevin A. Paprzycki	31,253(1)		18,747	—	2.17	Jun. 18, 2023	79,765(4)(5)	95,648	—	—
Mark E. Goldstein	18,750(3)	(6)	11,250	—	2.09	Jun. 27, 2023	137,239(4)(5)	164,773	—	—
Michael B. Hyman	50,000(2)		—	—	1.25	Aug. 31, 2025	56,058(4)(5)	64,546	—	—
	15,630(3)		9,370	—	2.09	Jun. 27, 2023			—	—

(1)	These options were granted on June 19, 2018 and vest 1/48 per month from the date of grant.
(2)	These options were granted on August 31, 2015 and vest 1/48 per month from the date of grant.
(3)	These options were granted on June 28, 2018 and vest 1/48 per month from the date of grant.
(4)

Includes 45,200, 75,000, and 35,500 shares of restricted stock units granted to Kevin A. Paprzycki, Mark E. Goldstein, and Michael B. Hyman, respectively, on November 14, 2019, which vest after three years, or November 14, 2022.

(5)

Includes 34,565, 62,239, and 20,558 shares of restricted stock units granted to Kevin A. Paprzycki, Mark E. Goldstein, and Michael B. Hyman, respectively, on October 2, 2020, which vest one-third over the next two years on the anniversary of the grant date.

(6)	Any unvested awards held by Mr. Goldstein expire as of his retirement.

EMPLOYMENT AGREEMENTS AND COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

On March 26, 2014, the Company entered into an employment agreement with Mr. Goldstein. Pursuant to the employment agreement, Mr. Goldstein is eligible to receive a base salary and an annual bonus of between 25-50% of the his base salary during the applicable bonus period, provided he remains employed the entire calendar year, and the Board, in its sole discretion, determines that the executive and the Company, as applicable, met or exceeded all of the goals and objectives of the written annual bonus plan approved by the Board or Compensation Committee. The agreement also includes terms and provisions to protect our business and confidential information, including standard non-compete, non-solicitation of clients and employees, and no-hire obligations. Upon termination of employment by the Company not for “cause,” or by the employee for “good reason” (as each term is defined in the employment agreement), in addition to already earned salary and any earned but unpaid bonus for the prior year, the employee is entitled to receive certain payments and benefits, including: (1) a severance payment equal to 18 months of his then current base salary in effect on the day of termination payable over a period of 18 months; and (2) reimbursement for the costs of continuing health benefits for a period of 18 months following termination. All severance payments and benefits are subject to compliance with the restrictive covenants in the employment agreement (such as the non-disclosure, non-solicitation, and non-competition provisions) for the 18 months after termination of employment, as well as the receipt of a release from the executive officer.

Following Mr. Goldstein’s retirement, his employment agreement is no longer in effect, except for those provisions that are intended to survive his separation from service, including non-disclosure, non-solicitation and non-competition provisions. In connection with Mr. Goldstein’s retirement, Mr. Goldstein and the Company entered into a Separation, Waiver and Release Agreement pursuant to which he is receiving $720,000 in severance payments (equal to 18 months base salary) to be paid over a period of 30 months and reimbursement for the costs of continuing health benefits for a period of 18 months. In exchange, Mr. Goldstein provided a broad release of the Company, agreed to assist with transitional matters and agreed to vote at the Annual Meeting as recommended by the Company.

Mr. Paprzycki has entered into an Employee At Will, Non-Disclosure, Non-compete, and Development Assignment Agreement with the Company that provides for, among other things, severance in an amount equal to twelve months of his base salary as of the date of separation, following the termination of his employment with the Company. Severance benefits are subject to compliance with the restrictive covenants in the employment agreement (such as non-disclosure and a 12-month non-competition provision), as well as the receipt of a release from Mr. Paprzycki.

STOCK OWNERSHIP REQUIREMENTS

Each non-employee director must hold the number of shares of Common Stock equal in value to at least the annual cash compensation of such director. Directors have five years within which to satisfy initial stock ownership requirements and thereafter, one year to increase their ownership following any increase in cash compensation to directors. Our non-employee directors are in compliance with the foregoing stock ownership requirements. For information regarding current beneficial ownership of shares by our non-employee directors, see the table “Security Ownership of Management.”

COMPENSATION OF DIRECTORS

As of December 31, 2020, Mr. Goldstein and Paprzycki served as full-time executive officers of the Company and as a result received no additional compensation for their service as a director. For 2020, annual director fees increased beginning in October 2020, from $37,800 to $45,000 for Mr. Laber, the Chairperson of the Audit Committee, and from $36,240 to $42,000 and $40,000 for Mr. Neri and Ms. Bailey, respectively. In addition, directors were eligible for RSU grants under the Company’s 2015 Plan.

Mr. Malhotra, Ms. Pedrazzini, and Mr. Roller joined the board of directors in 2021, received no compensation from the Company during 2020 and will receive comparable compensation to our other independent directors for 2021, provided that Ms. Pedrazzini will not receive additional compensation for her service as a director following her appointment as interim co-President.  Mr. Malhotra will receive $40,000, which will be increased to $45,000 when he becomes Chairperson of the Audit Committee and Mr. Roller will receive $40,000.

The following table shows the annual and other compensation of the non-employee directors for services to the Company for 2020.

DIRECTOR COMPENSATION FOR 2020
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Leah S. Bailey	37,180	30,800	—	—	—	—	67,980
Gerald J. Laber	39,600	30,800	—	—	—	—	70,400
Philip A. Neri	37,680	30,800	—	—	—	—	68,480
Andrew J. Summers (1)	15,100	—	—	—	—	—	15,100

(1)	On May 14, 2020, Andrew J. Summers resigned from the Board of Directors

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	680,089	$1.72	1,013,515
Equity compensation plans not approved by security holders	—	—	—
Total	680,089	$1.72	1,013,515

CERTAIN TRANSACTIONS

The Company has indemnification agreements with each of its directors and executive officers, which provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company.

RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for reviewing and approving or rejecting related party transactions.

COMPANY ACCOUNTANTS

General

Plante & Moran PLLC (“Plante Moran”) served as the Company’s independent auditors for the fiscal year ended December 31, 2020 and has been selected by the Audit Committee of the Board as the Company’s independent auditors for the fiscal year ending December 31, 2021. A representative of Plante Moran is expected to be present at the Annual Meeting and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

The audit reports of Plante Moran on the Company’s financial statements for the years ended December 31,

2020 and 2019, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent completed fiscal years, there were no disagreements between the Company and its independent auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the independent auditors would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the two most recent completed fiscal years, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent completed fiscal years, the Company did not consult with Plante Moran, on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Plante Moran did not provide either a written report or oral advise to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Report of Audit Committee

March 3, 2021

To the Board of Scott’s Liquid Gold-Inc.:

We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with Plante Moran, the Company’s independent auditors, the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”). We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC.

The Audit Committee is composed of the directors named below, all of whom are independent directors as defined in applicable rules of the NASDAQ Stock Market listing standards.

The Board has adopted a written charter for the Audit Committee.

Submitted by the members of the Audit Committee of the Board.

Gerald J. Laber, Chairman

Leah S. Bailey

Rimmy Malhotra

Philip A. Neri

The preceding information under the caption “Report of Audit Committee” shall be deemed to be “furnished” but not “filed” with the SEC.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by its independent auditor (Plante Moran) for each of the years ended December 31, 2020 and 2019.

Audit and Non-Audit Fees	2020	2019
Audit fees	$202,200	$115,900
Audit-related fees	57,100	45,100
Tax fees	54,900	30,500
All other fees	73,400	76,700
Total	$387,600	$268,200

Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns. All other fees are for permitted advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting. All of the audit and non-audit services disclosed in the table above were pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 31, 2021. Shareholder director nominations and shareholder proposals to be presented at the annual meeting pursuant to our Bylaws must be received no earlier than January 2, 2022 and no later than February 1, 2022.

Shareholder Proposals

A shareholder proposal will only be considered at an annual meeting of the shareholders if such proposal is properly brought before the meeting pursuant to Section 2.13 of the Company’s Bylaws or if such proposal is properly made in accordance with Rule 14a-8 of the Exchange Act and included in the notice of meeting given by the Board.

To bring a proposal before an annual meeting, a shareholder must (i) be a shareholder of record both at the time of giving notice and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.13 as to such business.

For a proposal to be properly brought by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company; (ii) ensure the notice to the Corporate Secretary is in the proper form and contains the necessary information as required under Section 2.13 of the Bylaws; and (iii) provide any updates or supplements to such notice as required by Section 2.13 of the Bylaws. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal office of the Company not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the later of (i) 90 days prior to such annual meeting, or (ii) the date that is 10 days after the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

No business may be brought by a shareholder before an annual meeting other than in compliance with Section 2.13 of the Company’s Bylaws.

Shareholder Director Nominations

To nominate a person for election to the Board at a meeting, a shareholder must (i) be a shareholder of record both at the time of giving the notice provided for in Section 2.14 of the Company’s Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) comply with the requirements of Section 2.14 as to such nomination.

For a shareholder to make any nomination of a person for election to the Board at an annual meeting, the shareholder must (i) provide Timely Notice (as defined above) in writing and in proper form to the Corporate Secretary of the Company at the principal office of the Company; (ii) ensure the notice to the Corporate Secretary is in the proper form and contains the necessary information as required under Section 2.14 of the Bylaws; and (iii) provide any updates or supplements to such notice as required by Section 2.14 of the Bylaws.

The Company may also require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the Company’s corporate governance guidelines or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

Any nominee for election to the Board must meet certain qualification criteria. A proposed nominee must (i) be capable of demonstrating to the reasonable satisfaction of the Board or a committee thereof, in its sole discretion, an understanding of basic financial statements, (ii) be over 21 years of age, (iii) have relevant business experience (taking into account the business experience of the other directors) and high moral character, in each case as determined by the Board or a committee thereof, in its sole discretion, and (iv) satisfy such other criteria for service on the Board as may be set forth from time to time by the Company.

The shareholder providing notice of a nomination of a person for election to the Board is responsible for further updating and supplementing the information previously provided to the Company in connection with the proposal so that the information provided or required to be provided in such request or demand is true and correct as of the record date of the annual meeting and through the date of the meeting or any adjournment or postponement thereof.

No person may be nominated by a shareholder for election to the Board unless nominated in accordance with Section 2.14 of the Company’s Bylaws.

2020 ANNUAL REPORT ON FORM 10-K

Shareholders who wish to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in the form filed with the SEC should address a written request to Corporate Secretary, Scott’s Liquid Gold-Inc., 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111. The Company’s annual report to shareholders consists of such Form 10-K and accompanies this Proxy Statement. We make available, free of charge, on our website our Annual Reports on Form 10-K on our website, at www.slginc.com.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, email, or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

INFORMATION ABOUT ATTENDING THE MEETING

The Annual Meeting is open to all shareholders of record as of the close of business on the record date, March 31, 2021. We encourage you to vote your shares by proxy, but you may also vote by attending the Annual Meeting and voting in person. Guests are not permitted to attend the Annual Meeting.

If you plan to attend the Annual Meeting, you must pre-register in advance in order to allow us to comply with social distancing requirements. To pre-register for the Annual Meeting, you can write to us at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO, 80111, email us at slgannualmeeting@slginc.com, or call us at (303) 373-4860 no later than May 28, 2021, and provide your name, address, telephone number, and the control number on your proxy card.

Please note that, in light of the ongoing COVID-19 pandemic and consistent with the guidelines set forth by the Center for Disease Control and Prevention, we will require all attendees, including all shareholders, to practice “social distancing” at the Annual Meeting. In addition, all attendees will be required to wear a mask while in the building and during the Annual Meeting. If you do not have a mask, we will provide one to you. Face-to-face interaction with members of management or the Board of Directors before or after the meeting may be necessarily limited by social distancing requirements and may be further restricted, or prohibited, out of an abundance of caution in the judgement of management or the Board of Directors. To protect the health and safety of all attendees, we reserve the right to refuse entry or require removal of any person, including a shareholder, from the premises or Annual Meeting area should that person refuse to follow the safeguards described above or should they exhibit cold or flu-like symptoms, or symptoms commonly associated with COVID-19. We request that anyone who exhibits these types of symptoms or has been in contact with someone that has exhibited such symptoms within 14 days of the Annual Meeting not attempt to attend the Annual Meeting.

OTHER BUSINESS

Except as discussed in this Proxy Statement, there are no other matters that the Board intends to present for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or if a person named as a Company nominee for election as a Director should decline or be unable to serve, the persons named as proxy holders are authorized to vote the shares according to their discretion. If the Chair of the Annual Meeting determines that any matter is not properly brought before the Annual Meeting, the Chair will announce this at the Annual Meeting and the matter will not be considered.

YOUR VOTE IS IMPORTANT

Your vote is important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting by Internet or telephone by following the instructions provided on the enclosed proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS ESOP BALLOT IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D54427-Z79670 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Please sign exactly as your name(s) appear(s) hereon. SCOTT'S LIQUID GOLD-INC. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following nominees: For Against Abstain 01) Leah S. Bailey 02) Rimmy Malhotra 03) Philip A. Neri 04) Kevin A. Paprzycki 05) Tisha Pedrazzini 06) Daniel J. Roller The Board of Directors recommends you vote FOR the following proposal: 2. Approve, on an advisory basis, named executive officer compensation ! ! ! SCOTT'S LIQUID GOLD-INC. 8400 E. CRESCENT PARKWAY, SUITE 450 GREENWOOD VILLAGE, CO 80111 ATTN: SHELLEY KENNISON VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m., Mountain Time, on May 31, 2021. Have your ESOP Ballot in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, ESOP Ballots and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m., Mountain Time, on May 31, 2021. Have your ESOP Ballot in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your ESOP Ballot and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D54428-Z79670 Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on June 1, 2021 or any adjournment thereof: The Proxy Statement for the Annual Meeting, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at the Company's website at www.slginc.com under the "Investor Relations" tab. Scott's Liquid Gold-Inc. Employee Stock Ownership Plan ESOP Ballot As a participant in the Scott's Liquid Gold-Inc. Employee Stock Ownership Plan (the "Plan"), you are receiving from the Trustee, Kevin A. Paprzycki, the enclosed ESOP Ballot in connection with the Scott's Liquid Gold-Inc. (the "Company") Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on June 1, 2021. The sole assets of the Plan are shares of common stock of the Company which are held in the Company's Employee Stock Ownership Trust (the "Trust," collectively with the Plan, the "ESOP"). As a precaution due to the outbreak of Coronavirus Disease 2019 (COVID-19), the Company is planning for the possibility that the Annual Meeting may be held only through remote communication. If the Company takes this step, we will announce it in advance of the Annual Meeting together with details about how to participate. As a participant, a certain number of shares have been allocated to your account in the ESOP (your "ESOP Stock"). You are entitled to direct the Trustee of the Plan as to how you want the Trustee to vote your ESOP Stock at the Annual Meeting of Shareholders. Note that you are not, yourself, entitled to vote your ESOP Stock at the Annual Meeting of Shareholders. You are also receiving the Proxy Statement to provide you with information concerning the matters to be voted on at the Annual Meeting of Shareholders. The shares allocated to ESOP participants who fail to properly or timely complete their ESOP Ballots are voted by the Trustee as provided under the terms of the ESOP. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D54429-P54686 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. SCOTT'S LIQUID GOLD-INC. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01) Leah S. Bailey 02) Rimmy Malhotra 03) Philip A. Neri 04) Kevin A. Paprzycki 05) Tisha Pedrazzini 06) Daniel J. Roller The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approve, on an advisory basis, named executive officer compensation ! ! ! SCOTT'S LIQUID GOLD-INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

D54430-P54686 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held June 1, 2021 This proxy is solicited by the Board of Directors The enclosed proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on June 1, 2021 at the Company's offices located at 8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO 80111, or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the shareholders of the Company on or about April 30, 2021. As a precaution due to the outbreak of Coronavirus Disease 2019 (COVID-19), the Company is planning for the possibility that the Annual Meeting may be held only through remote communication. If the Company takes this step, we will announce it in advance of the Annual Meeting together with details about how to participate. Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy. By signing the proxy, you revoke all prior proxies and appoint David Arndt and Kevin A. Paprzycki, and each of them acting in the absence of the other, with full power of substitution, as your proxies to vote all the shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof. If no choice is specified, the proxy will vote "FOR" the election of directors and "FOR" the executive compensation. The proxy may vote in his discretion on such other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side